EXHIBIT 7.1

                     JOINT FILING AGREEMENT

The undersigned hereby agree that the Amendment No. 15 to Schedule 13D to which this Joint Filing Agreement is attached as Exhibit
7.1, is filed on behalf of each of us.

Date:     December 20, 1999

                                   Gold & Appel Transfer, S.A.,
                                   a British Virgin Islands corporation


                                   By: /s/ Walt Anderson
                                      -------------------------------------
                                        Walt Anderson, Attorney-in-Fact for
                                        Gold & Appel Transfer, S.A.

                                         /s/ Walt Anderson
                                      ---------------------------------------
                                         Walt Anderson